Exhibit 99.1

Leafly Holdings, Inc. Reports First Quarter 2022 Financial Results

Delivered 21% revenue growth over Q1 2021
Ending retail accounts grew 37% year over year
Reiterates full year guidance for revenue and adjusted EBITDA

SEATTLE--(BUSINESS WIRE)-- May 12, 2022 --Leafly Holdings, Inc. (“Leafly” or “the Company”) (NASDAQ: LFLY), a leading online cannabis discovery marketplace and resource for cannabis consumers, today announced financial results for its first quarter ended March 31, 2022.

“The first quarter was marked by our continued focus on creating an unmatched consumer shopping experience and a marketplace that delivers outstanding value to our retail and brand customers. Year over year, we grew revenue by 21%, increased ending retail accounts by 37%, and grew the number of brand advertisers on our platform by 135%,” said Yoko Miyashita, CEO of Leafly. “We will harness the momentum of this quarter to drive further investment in products and programs that create a meaningful impact for our customers and the industry.”

First Quarter 2022 Financial Results

•Total revenue was $11.4 million in line with Company expectations and up 21% over Q1 2021 driven by growth in new subscriptions and increased monetization from advertising products
•Gross margin was 87%, compared to 88% in Q1 2021
•Total operating expense was $17.4 million, up 84% over $9.5 million in Q1 2021, and included investments in platform, product development and sales and marketing to position the business for growth
•Net loss was $19.4 million, and included $10.4 million of losses on derivative liabilities, compared to net loss of $1.1 million in Q1 2021
•Adjusted EBITDA loss was $5.4 million, compared to adjusted EBITDA loss of $0.8 million in Q1 2021

Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables included in this release.

“Our first quarter results were in line with expectations and set the foundation for accelerated revenue growth we expect to see throughout the year,” said Suresh Krishnaswamy, CFO of Leafly. “The industry continues to evolve, bringing long-term opportunity for growth across new and existing markets. We continue to invest in product, sales and marketing in order to create and deliver a best-in-class experience for our consumers, retailers and brands.”

Business Highlights

•The Company continued to bolster its executive leadership team with the hiring of Deidre Boulware as Leafly’s Chief People Officer.
•Significantly increased headcount across the sales organization and the engineering team as the Company continued to invest in key areas for growth.
•In April 2022, New Jersey and New Mexico opened their legalized, recreational cannabis market. Both states, previously only open to the medical market, now join to comprise 18 states, Guam and D.C. where adult use is legal, contributing to the large and growing cannabis ecosystem that supports local businesses and brings legal access to consumers.
•On May 3, 2022, Leafly and applicable holders amended the previously disclosed Forward Share Purchase Agreements, and extended them to August 1, 2022. Through May 3, 2022, approximately $7.3 million of cash in escrow has been or will be released to the Company. Please refer to our 8-K filed with the SEC on May 4, 2022 for additional details.

Growth from Retailers

•Leafly ended the quarter with 5,422 retail accounts, a 37% increase over Q1 2021, driven by continued adoption of Leafly by retailers in existing markets across North America.
•Retailer average revenue per account (“ARPA”) was $576, a 16% decline from Q1 2021, as Leafly strategically lowered entry subscription fees to accelerate retailer concentration in certain markets. This growing base of new retailers provides opportunity for greater monetization in the future as retailers adopt Leafly’s advertising products and online ordering capabilities. ARPA increased in Leafly’s most established and healthiest markets.
•Revenue from retail accounts in Q1 2022 was $9.2 million, up 17% over Q1 2021, reflecting the increase of retailer subscriptions on the platform as well as increased advertising spend from retailers in its most-competitive markets.
•Launched new business dashboard which allows customers instant access to ROI metrics and best-in-class insights, as well as a collection of best-practices that retailers can use to improve their performance on our platform.

Growth from Brands

•Revenue from brands in Q1 2022 was $2.2 million, up 35% over Q1 2021, primarily due to Leafly’s new subscription product offerings that drove a 135% year over year increase in the number of brand advertisers on the platform and increased sales of display advertising.
•Top brands are using the Leafly platform to drive sales and increase brand awareness. The Company continues to expand the brands and categories on its platform like THC-infused, other cannabinoid providers and ancillary products.

Consumer relevance and reach expands

•Average monthly active users (“MAUs”) in Q1 2022 were 7.7 million, compared to 11.0 million average MAUs in Q1 2021, which was elevated due to the effects of the pandemic when shoppers turned to e-commerce solutions instead of in-store shopping.
•Introduced a new, consumer-facing delivery feature that significantly improves the consumer shopping experience. This augments Leafly’s existing, successful pick-up offering, giving consumers an additional way to shop for cannabis in the way that they want.

Financial Outlook

Leafly is reiterating its annual guidance. The company does not provide quarterly guidance. Based on current business trends and conditions, the financial outlook is expected to be as follows:

•For the full year 2022, Leafly expects revenue to be in the range of $53.0 million to $58.0 million, representing 29% growth over 2021 at the midpoint. We expect Adjusted EBITDA loss to be in the range of $31.0 million - $26.0 million.

Leafly has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total Adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: depreciation and amortization expense from new assets; impairments of assets; changes in the valuation of any derivatives; the valuation of, and changes in, grants of equity-based compensation; gains or losses on modification or extinguishment of debt. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Leafly’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information
Leafly will host a conference call and webcast to discuss the results today, Thursday, May 12, 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live webcast of the call can be accessed from Leafly’s Investor Relations website at https://investor.leafly.com.

The live call may also be accessed via telephone at (844) 200-6205 toll-free domestically and at (929) 526-1599 internationally. Please reference conference ID: #353774. An archived version of the webcast will be available from the same website after the call.

About Leafly

Leafly helps millions of people discover cannabis each year. Our powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

Definitions of Key Performance Metrics

Monthly active users
Monthly active users (“MAUs”) represents the total unique visitors to Leafly websites and native apps each month, which in turn represents the maximum potential unique visitors that could become a customer of a dispensary or brand listed on Leafly’s platform, within a given month.

Users (visitors) are considered active by initiating a session on at least one webpage or app. Each month’s MAUs is the total of unique visitors to Leafly during the specified month and includes both new visitors as well as those returning from the previous month. We count a unique user the first time an individual accesses one of our websites or native apps during a calendar month. If an individual accesses our websites using different web browsers within a given month, the first access by each such web browser is counted as a separate unique user. If an individual accesses more than one of our websites or native apps in a single month, the first access to each website or app is counted as a separate unique user since unique users are tracked separately for each domain and native app. The unique visitors are measured using Google Analytics for our web applications and Firebase for our native applications.

Ending retail accounts
Ending retail accounts is the number of paying retailer accounts with Leafly as of the last month of the respective period. Retail accounts can include more than one retailer.

Retailer average revenue per account
Retailer ARPA is calculated as monthly retail revenue, on an account basis, divided by the number of retail accounts that were active during that same month. An active account is one that had an active paying subscription with Leafly in the month. Leafly does not provide retailers with a free subscription offering.

Cautionary Statement Regarding Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Leafly and the markets in which Leafly operates, business strategies, performance metrics, industry environment, potential growth opportunities, and Leafly’s projected future results and financial outlook. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “outlook,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this release and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to the risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Leafly with the SEC on March 31, 2022 and in the other documents filed by Leafly from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

Media
Josh deBerge
josh.deberge@leafly.com
206-445-9387

Investors
Keenan Zopf
IR@leafly.com

Source: Leafly Holdings, Inc.

LEAFLY HOLDINGS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(in thousands, except per share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$35,389	$28,565
Accounts receivable, net of allowance for doubtful accounts of $1,682 and $1,848, respectively	3,280	2,958
Deferred transaction costs	—	2,840
Prepaid expenses and other current assets	7,318	1,347
Restricted cash	37,224	130
Total current assets	83,211	35,840
Property, equipment, and software, net	1,035	313
Total assets	$84,246	$36,153

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$2,875	$3,048
Accrued expenses and other current liabilities	3,898	8,325
Deferred revenue	2,566	1,975
Convertible promissory notes, net	—	31,377
Forward share purchase agreements derivative liability	7,452	—
Total current liabilities	16,791	44,725

Non-current liabilities
Convertible promissory notes, net	28,461	—
Private warrants derivative liability	7,989	—
Escrow shares derivative liability	10,129	—
Shareholder earn-out rights derivative liability	35,912	—
Total non-current liabilities	82,491	—

Commitments and contingencies

Stockholders' deficit
Preferred stock	—	1
Common stock	4	3
Additional paid-in capital	74,106	61,194
Accumulated deficit	(89,146)	(69,770)
Total stockholders' deficit	(15,036)	(8,572)
Total liabilities and stockholders' deficit	$84,246	$36,153

LEAFLY HOLDINGS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$11,420	$9,475
Cost of revenue	1,455	1,090
Gross profit	9,965	8,385
Operating expenses
Sales and marketing	7,014	3,803
Product development	3,465	3,170
General and administrative	6,931	2,506
Total operating expenses	17,410	9,479
Loss from operations	(7,445)	(1,094)
Interest (expense) income, net	(697)	1
Change in fair value of derivatives	(10,397)	—
Other expense, net	(837)	(16)
Net loss	$(19,376)	$(1,109)

Basic and diluted loss per share	$(0.52)	$(0.04)
Weighted-average basic and diluted shares outstanding	37,525	30,904

LEAFLY HOLDINGS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(19,376)	$(1,109)
Adjustments:
Depreciation	52	80
Stock-based compensation expense	1,924	181
Bad debt (recoveries) expense	(124)	82
Noncash lease costs	—	230
Noncash amortization of debt discount	104	—
Noncash interest expense associated with convertible debt	243	—
Noncash change in fair value of derivatives	10,397	—
Other	12	30
Changes in operating assets and liabilities:
Accounts receivable	(198)	(502)
Prepaid expenses and other current assets	(5,970)	—
Accounts payable	1,309	(594)
Accrued expenses and other current liabilities	(2,969)	796
Deferred revenue	591	438
Net cash used in operating activities	(14,005)	(368)

Cash flows from investing activities
Purchase of property, equipment, and software	(788)	—
Net cash used in investing activities	(788)	—

Cash flows from financing activities
Proceeds from exercise of stock options	127	40
Proceeds from convertible promissory notes	29,374	—
Trust proceeds from recapitalization	582	—
Restricted cash received related to Forward Share Purchase Agreements	39,032	—
Transaction costs associated with recapitalization	(10,397)	—
Payments on related party payables	(7)	(65)
Net cash provided by (used in) financing activities	58,711	(25)

Net increase (decrease) in cash, cash equivalents, and restricted cash	43,918	(393)
Cash, cash equivalents, and restricted cash, beginning of period	28,695	4,934
Cash, cash equivalents, and restricted cash, end of period	$72,613	$4,541

Supplemental disclosure of non-cash financing activities
Stockholder contribution for debt issuance costs	$924	$—
Conversion of promissory notes into common stock	$33,024	$—
Forward share purchase agreements	$14,170	$—
Private warrants	$3,916	$—
Sponsor shares subject to earnout conditions	$6,867	$—
Stockholder earn-out rights	$26,131	$—

LEAFLY HOLDINGS, INC
NON-GAAP FINANCIAL MEASURES - UNAUDITED
(in thousands)

Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) and Adjusted EBITDA
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect interest or tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.
A reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2022	2021
Net loss	$(19,376)	$(1,109)
Interest expense, net	697	(1)
Depreciation and amortization expense	52	80
EBITDA	(18,627)	(1,030)
Stock-based compensation	1,924	181
Transaction expenses	874	—
Change in fair value of derivatives	10,397	—
Adjusted EBITDA	$(5,432)	$(849)